SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          SUMMIT FINANCIAL GROUP, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

            West Virginia                                   55-0672148
            -------------                                ------------------
    (State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                       Identification No.)

         223 North Main Street
        Moorefield, West Virginia                              26836
                                                               -----
  (Address of Principal Executive Offices)                   Zip Code

       Registrant's Telephone Number,
           including Area Code:                            (304) 538-7233
                                                           --------------




                  --------------------------------------------

                            OFFICER STOCK OPTION PLAN

                  --------------------------------------------


                         H. Charles Maddy, President and
                             Chief Executive Officer
                              223 North Main Street
                         Moorefield, West Virginia 26836
                                 (304) 538-7233

                         Calculation of Registration Fee
--------------------------------------------------------------------------------

 Title of                        Proposed          Proposed
securities          Amount       maximum            maximum         Amount of
   to be             to be    offering price       aggregate       registration
registered        registered    per share*      offering price*        fee*
----------        ----------   ----------       ---------------   ------------

Common Stock
$2.50 par value     240,000      $20.83         $4,999,200.00      $1,194.80

--------------------------------------------------------------------------------


*Pursuant to Rule 457(h)(1) under the Securities and Exchange Act of 1933, the registration is based on the exercise price of options granted under the Officer Stock Option Plan of Summit Financial Group, Inc. and computed based on the maximum number of shares (240,000) that may be granted.

SUMMIT FINANCIAL GROUP, INC.
FORM S-8, PART I

223 North Main Street
Moorefield, West Virginia 26836
(304) 538-7233



     The documents containing the information required by Part I of the Registration Statement will be provided to each participant in the Plans as required by Rule 428 (b)(i). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with instructions to Form S-8.

SUMMIT FINANCIAL GROUP, INC.
FORM S-8, PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3 - INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The proxy statement of Summit Financial Group, Inc. ("Summit") for the Annual Meeting of Shareholders held May 16, 2002, the Annual Report of Summit Form 10-K for the year ended December 31, 2001, and all other reports filed by Summit pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report on Form 10-K for the year ended December 31, 2001, are incorporated herein by reference. All reports and other documents filed by Summit pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the termination of the offering of securities hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

ITEM 4 - DESCRIPTION OF SECURITIES

                           Not Applicable

ITEM 5 - INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL OPINION

     The validity of the Common Stock which may be issued pursuant to the Plans has been passed upon by Bowles Rice McDavid Graff & Love PLLC, 600 Quarrier Street, P.O. Box 1386, Charleston, West Virginia 25325-1386.

ITEM 6 - INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  A. Excerpts from Article X. (I.) of the Articles of Incorporation of Summit:

     Director and Officer Indemnification. Unless otherwise prohibited by law, each director and officer of the corporation now or hereafter serving as such, and each director and officer of any majority or wholly owned subsidiary of the corporation that has been designated as entitled to indemnification by resolution of the board of directors of the corporation as may be from time to time determined by said board, shall be indemnified by the corporation against any and all claims and liabilities (other than an action by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation) including expenses of defending such claim of liability to which he or she has or shall become subject by reason of any action alleged to have been taken, omitted, or neglected by him or her as such director or officer provided the director or officer acted in good faith and in a manner which the director or officer reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceeding, a director or officer shall be entitled to indemnification if such person had no reasonable cause to believe his or her conduct was unlawful. The corporation shall reimburse each such person as provided above in connection with any claim or liability brought or arising by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation provided, however, that such person shall be not indemnified in connection with, any claim or liability brought by or in the right of the corporation or any majority or wholly owned subsidiary of the corporation as to which the director or officer shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation or any majority or wholly owned subsidiary of the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     The determination of eligibility for indemnification shall be made by those board members not party to the action or proceeding or in the absence of such board members by a panel of independent shareholders appointed for such purpose by a majority of the shareholders of the corporation or in any other manner provided by law.

     The right of indemnification hereinabove provided for shall not be exclusive of any rights to which any director or officer of the corporation may otherwise be entitled by law.

     The board of directors may by resolution, by law or other lawful manner from time to time as it shall determine extend the indemnification provided herein to agents and employees of the corporation, to directors, officers, agents or employees of other corporations or entities owned in whole or in part by the corporation. The corporation may purchase and maintain insurance for the purposes hereof.

  B. West Virginia Corporation Law, W. Va. Codess.31-1-9:

Section 31-1-9. Indemnification of officers, directors, employees and agents.

     (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person did have reasonable cause to believe that his conduct was unlawful.

     (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter, including, but not limited to, taxes or any interest or penalties thereon, as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in subsection (a) or (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsection (a) or (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or (b). Such determination shall be made
(1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders or members.

     (e) Expenses (including attorney's fees) incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding as authorized in the manner provided in Subsection (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

     (f) The indemnification provided by this section shall not be deemed exclusive of any other rights to which any shareholder or member may be entitled under any bylaw, agreement, vote of shareholders, members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section. (1961,c.15; 1974,c.13; 1975,c.118.)

Summit does provide indemnity insurance to its officers and directors. Such insurance will not, however, indemnify officers or directors for willful misconduct or gross negligence in the performance of a duty to South Branch.

ITEM 7 - EXEMPTION FROM REGISTRATION CLAIMED

                  Not Applicable

ITEM 8 - EXHIBITS

                  See Exhibit Index attached hereto.

ITEM 9 - UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by its is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Moorefield, State of West Virginia, on this 5th day of September, 2002.



                                SUMMIT FINANCIAL GROUP, INC.
                                 (Registrant)



                                By:      /s/ H. Charles Maddy, III
                                         -----------------------------------
                                         H. Charles Maddy, III
                                         President and Chief Executive Officer

                                Dated:   September 5, 2002
                                         -----------------


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ Oscar M. Bean                                                     9/5/2002
-----------------------------------------------                       --------
Oscar Bean, Chairman of the Board                                     Date


/s/ H. Charles Maddy, III                                             9/5/2002
-----------------------------------------------                       --------
H. Charles Maddy, III                                                 Date
President, Chief Executive Officer and Director


/s/ Robert S. Tissue                                                  9/5/2002
-----------------------------------------------                       --------
Robert S. Tissue, Senior Vice President                               Date
and Chief Financial Officer


-----------------------------------------------                       --------
Frank A. Baer, III, Director                                          Date


/s/ Dewey Bensenhaver, M. D.                                          9/5/2002
-----------------------------------------------                       --------
Dewey Bensenhaver, M. D., Director                                    Date



-----------------------------------------------                       --------
James M. Cookman, Director                                            Date

/s/ John W. Crites                                                    9/5/2002
-----------------------------------------------                       --------
 John W. Crites, Director                                             Date



/s/ Patrick N. Frye                                                   9/5/2002
-----------------------------------------------                       --------
Patrick N. Frye, Director                                             Date



/s/ James Paul Geary                                                  9/5/2002
-----------------------------------------------                       --------
James Paul Geary, Director                                            Date



/s/ Thomas J. Hawse, III                                              9/5/2002
-----------------------------------------------                       --------
 Thomas J. Hawse, III, Director                                       Date


/s/ Phoebe F. Heishman                                                9/5/2002
------------------------------------------------                      --------
Phoebe F. Heishman, Director                                          Date



/s/ Gary L. Hinkle                                                    9/5/2002
------------------------------------------------                      --------
Gary L. Hinkle, Director                                              Date



/s/ Gerald W. Huffman                                                 9/5/2002
------------------------------------------------                      --------
Gerald W. Huffman , Director                                          Date



/s/ Duke A. McDaniel                                                  9/5/2002
------------------------------------------------                      --------
Duke A. McDaniel, Director                                            Date



------------------------------------------------                      --------
Harold K. Michael, Director                                           Date



------------------------------------------------                      --------
Ronald F. Miller, Director                                            Date


/s/ G. R. Ours,  Jr.                                                  9/5/2002
------------------------------------------------                      --------
G. R. Ours, Jr., Director                                             Date



------------------------------------------------                      --------
Charles S. Piccirillo, Director                                       Date

                          SUMMIT FINANCIAL GROUP, INC.
                                    FORM S-8

                                 EXHIBITS INDEX


          Item 601
          Paragraph (b)
          Reference
          ---------

          No. 4             South Branch Valley Bancorp, Inc.*
                            1998 Officer Stock Option Plan

          No. 5             Opinion of Bowles Rice McDavid Graff & Love
          No. 23.1          PLLC, regarding the validity of the securities being
                            offered, and Consent of Bowles Rice McDavid
                            Graff & Love PLLC

          No. 23.2          Consent of  Arnett & Foster, PLLC



               * Since the adoption of the 1998 Officer Stock Option Plan, South Branch Valley Bancorp, Inc. had changed its name to Summit Financial Group, Inc.

                                                                   Exhibit 4

                        SOUTH BRANCH VALLEY BANCORP, INC.
                         1998 OFFICER STOCK OPTION PLAN


Witnesseth this 1998 OFFICER STOCK OPTION PLAN dated as of the 5th day of May, 1998, by SOUTH BRANCH VALLEY BANCORP, INC. ("Corporation"), a West Virginia corporation:

     PURPOSE OF PLAN. The purpose of this 1998 Officer Stock Option Plan ("Plan") is to further the success of the Corporation and its subsidiaries by making stock of the Corporation available for purchase by officers of the Corporation or its subsidiaries through stock option grants. The Plan provides an additional incentive to such officers to continue in the Corporation's service and give them a greater interest as stockholders in the success of the Corporation.

     REFERENCE, CONSTRUCTION, AND DEFINITIONS. Unless otherwise indicated, all references made in this Plan shall be to articles, sections and subsection of this Plan. This Plan shall be construed in accordance with the laws of the state of West Virginia. The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provision of this Plan. In the construction of this Plan, the masculine shall include the feminine and singular the plural, wherever appropriate. The following terms shall have the meanings set forth opposite such terms:

               "Board" means the Board of Directors of the Corporation.

               "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Corporation's Common Stock is available for purchase or sale.

               "Change of Control" means (a) a report is filed with the Securities and Exchange Commission (the "SEC") on Schedule 13D or
               Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any "person", as such term is used in section 13(d) and Section 14(d)(2) of the Exchange Act, other than the company or any company employee benefit plan, is or has become a beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; (b) the Company files a report or proxy statement with the SEC pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 6(e) of Schedule 14A thereunder that a Change in Control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; (c) the Company is merged or consolidated with another corporation and, as a result thereof, securities representing less than fifty percent (50%) of the combined voting power of the surviving or resulting corporation's securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly owned subsidiary of the parent corporation) are owned in the aggregate by holders of the Company's securities immediately prior to such merger or consolidation; (d) all or substantially all of the assets of the Company are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or (e) during any period of twenty-four (24) consecutive months, individuals who were Directors of the Company at the beginning of such period cease to constitute at least a majority of the Company's board unless the election, or nomination for election by the Company's shareholders, of more than one-half of any new Directors of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office who were Directors of the Company at the beginning of such twenty-four (24) month period, either actually or by prior operation of this clause (e). A Change in Control shall not include any transaction described in the definition of Change in Control in connection with which the Corporation executes a letter of intent or similar agreement with another company within one year from the effective date of the Plan. The date of a Change of Control shall be deemed to be the date of the earlier of the date of (i) consummation of the transaction involving the Change in Control, or (ii) the execution of a definitive agreement by the Corporation involving a transaction deemed to be a Change in Control; .

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Committee" means the Committee of the Board appointed by the Board to administer the Plan as constituted from time to time in accordance with Section 4(a); provided, however, that if the Committee shall not be in existence, the term "Committee" shall mean the Board.

               "Common Stock" means the common stock ($2.50 par value) of the Corporation.

               "Corporation" means South Branch Valley Bancorp, Inc., a West Virginia banking corporation.

               "Date of Grant" means the date on which an option is granted under the Plan.

               "Effective Date" means the date on which the Plan is approved and adopted by the shareholders of the Corporation.

               "Fair Market Value" means the value of Common Stock (i) if listed on an established stock exchange, based on its price on such exchange at the close of business on the date in question; (ii) if traded on a reasonably active basis but not listed on an established stock exchange, based on its price as reflected on the NASDAQ Inter-dealer Quotation System of the National Association of Securities Dealers, Inc. at the close of business on the date in question; (iii) if the Common Stock is not traded on any United States securities exchange but is traded on any formal over-the-counter quotation system in general use in the United States, the value per share shall be the mean of the closing prices reported on the last five (5) Business Days on which the common stock traded prior to the date of grant.

               "Non Qualified Stock Option" means an Option which is not of the type described in Section 422(b) or 423(b) of the Code.

               "Option" means an option to purchase a share or shares of the Corporation's par value Common Stock.

               "Option Agreement" means the written agreement to be entered into by the Corporation and the Participant, as provided in Section 6 hereof.

               "Participant" means any officer of the Corporation or its subsidiaries designated by the Committee and approved by the Board to receive a stock option grant pursuant to this Plan.

               "Plan" means this 1998 Officer Stock Option Plan.

               "Retirement"   shall  mean   termination  of  employment  by  the
               Participant (i) at the age of 65 or more, or (ii) after twenty-five years of service with the Corporation.

               "Term" means the period during which a particular Option may be exercised in accordance with Section 8(b) hereof.

               "Vest" or "Vesting" means the date, event, or act prior to which an Option, in whole or in part, is not exercisable, and as a consequence of which the Option, in whole or in part, becomes exercisable for the first time.

     STOCK SUBJECT TO PLAN. Subject to the provisions of Sections 6, 7, and 8, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time under the Plan an aggregate of one hundred twenty thousand (120,000) shares of Common Stock, which shares may be in whole or in part, as the Board shall from time to time determine, authorized and unissued shares of Common Stock, or issued shares of Common Stock which shall have been reacquired by the Corporation. If any Option granted under the Plan shall expire, terminate, or be canceled for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of the Plan.

     ADMINISTRATION. The Plan shall be administered by the Committee. Actions by the Committee for purposes of this Plan shall be by not less than a majority of its members. Any decision or determination reduced to writing and signed by all Committee members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee shall report all action taken by it to the Board.

     The Board may authorize the Committee to administer the Plan. In the event the Board elects to administer the Plan, the Board shall have the power and authority otherwise delegated to the Committee in the Plan documents and all acts performed by the Committee under the Plan shall be performed by the Board.

     The Committee shall have authority in its discretion, but subject to the express provisions of the Plan:

          1. to determine Participants to whom Option may be granted;

          2. to determine the time or times when Option may be granted;

          3. to determine the purchase price of the Common Stock covered by each Option grant;

          4. to determine the number of shares of Common Stock to be subject to each Option;

          5. to determine when an Option can be exercised and whether in whole or in installments as the result of a Vesting schedule triggered by the passage of time or the attainment of performance goals set by the Committee and approved by the Board;

          6. to prescribe, amend, or rescind rules and regulations relating to the Plan;

          7. to determine any other terms and provisions and any related amendments to the individual Option Agreements, which need not be identical for each Participant, including such terms and provisions and amendments as shall be required in the judgement of the Committee to conform to any change in any law or regulation applicable thereto, and with particular regard to any changes in or effect of the Code and the regulations thereunder; and

          8. to make all other determinations deemed necessary or advisable for the administration of the Plan.

     PARTICIPATION.   Options  may  be  granted  to  officers  employed  by  the
     Corporation or its subsidiaries. In determining the officers to whom Options may be granted and the number of shares to be covered by each grant, the Committee may take into account the nature of the services rendered by the respective officers, their present and potential contributions to the Corporation's success, and such other factors as the Committee in its discretion shall deem relevant. Options may be granted to officers who currently hold Corporate stock or who hold or have held Options under this Plan.

     OPTION GRANTS AND LIMITS. Nothing contained in this Plan or in any resolution adopted or to be adopted by the Board shall constitute the granting of any Option hereunder. The granting of an Option pursuant to the Plan shall take place only when a written Option Agreement shall have been duly executed and delivered by or on behalf of the Corporation and the officer (or his duly authorized attorney-in-fact) in whom such Option is to be granted.

     During the Participant's lifetime, any Option granted under this Plan shall be exercisable only by the Participant or any guardian or legal representation of the Participant, and the Option shall not be transferable except, in case of the death of the death of the Participant, by will or the laws of descent and distribution, nor shall the Option be subject to attachment, execution, or other similar process. In the event of (i) any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, except as provided in this Plan, or (ii) the levy of any attachment, execution, or similar process upon the rights or interests conferred by the Option, the Corporation may terminate the Option by notice to the Participant and upon such notice the Option shall become null and void.

     Each Option Agreement shall include a Vesting schedule describing the date, event, or act upon which an Option shall Vest, in whole or in part, with respect to all or a specified portion of the shares covered by such Option. This condition shall not impose upon the Corporation any obligation to retain the Participant in its employ for any period.

     Options shall be limited to Non Qualified Stock Options.

     OPTION PRICES. The Option price to be paid by the Participants to the Corporation for each share purchased upon the exercise of the Option shall be not less than the Fair Market Value of the share on the date the Option is granted. In no event may an Option be granted under the Plan if the Option price per share is less than the par value of a share.

     EXERCISE OF OPTIONS. A Participant may exercise any Option granted under this Plan with respect to all or any part of the number of shares then exercisable under the terms of this written Option Agreement by giving the Committee written notice of intent to exercise. The notice of exercise shall specify the number of shares to be purchased under the Option and the date of exercise.

     Each Option granted under the Plan shall be exercisable only during a Term established by the Committee as set forth in the applicable Option Agreement. In no event shall the Term of the Option extend beyond ten (10) years from the date of grant of the Option.

     Full payment of the option price for the shares purchased shall be made by the Participant on or before the exercise date specified in the notice of exercise. Payment of the purchase price of any shares with respect to which the Option is being exercised shall be (i) cash, (ii) certified check to the order of the Corporation, or (iii) shares of Common Stock of the Corporation valued at the Fair Market Value on such Business Day as the Option or portion thereof is exercised.

     The Corporation shall not be required to deliver certificates for such shares until full payment of the Option price has been made. On or as soon as is practicable after the exercise date specified in the Participant's notice and upon full payment of the Option price, the Corporation shall cause to be delivered to the Participant a certificate or certificates for the shares then being purchased (out of previously unissued Common Stock or reacquired Common Stock, as the Corporation may elect). The exercise of the Option and the resulting obligation of the Corporation to deliver Common Stock shall, however, be subject to the condition that the listing, registration, or qualification of the Option or the shares upon any securities exchange or under any state or federal law, or the consent, or approval of any governmental regulatory body shall have been effected or obtained free of any conditions not acceptable to the Committee.

     If the Participant fails to pay for any of the shares specified in such notice or fails to accept delivery of the shares, his right to purchase such shares may be terminated by the Corporation. The date specified in the Participant's notice as the date of exercise shall be deemed the date of exercise of the Option, provided that payment in full for the shares to be purchased upon such exercise shall have been received by such date.

     The holder of an Option shall not have any of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be issued or transferred to him upon the exercise of his Option.

     Notwithstanding the foregoing, any shares that may be purchased as of the Effective Date, pursuant to the terms of any Option granted prior to the Effective Date, shall continue thereafter to be purchasable pursuant to the exercise of such Option.

     TERMINATION, DISABILITY, OR DEATH OF OPTION HOLDER. The ability to exercise Options under this Plan shall be conditioned as follows:

     Exercise During and After Employment. Unless otherwise provided in the terms of an Option, an Option may be exercised by the Participant while he is an employee and has maintained since the date of the grant of the Option continuous status as an employee.

          In the event of termination of the employment of a Participant by either the Participant or the Corporation to whom an Option has been granted under the Plan, other than a termination by reason of retirement, permanent disability, or death (all as more fully described below), the Participant may (unless otherwise provided in his or her Option Agreement) exercise his or her option at any time within six months after such termination, or such other time as the Committee may authorize, but in no event after ten years from the date of the granting thereof, with respect to, the number of shares covered by his or her Option which were Vested at the date of termination of employment.

     Exercise Upon Retirement. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of his retirement, at a retirement date authorized by the Committee, from the Corporation or its subsidiaries, a retired Participant shall be come one hundred percent (100%) Vested in any Option he has been granted under the Plan as of that date, and he may exercise the otherwise exercisable Option anytime within one year of his retirement date.

     Exercise Upon Permanent Disability. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of a permanent disability (as determined by the Participant's establishing to the Committee his disability as defined in Code Section 22(e))(3) of the Code, as amended from time to time), then such Option of the disabled Participant may be exercised with respect to the number of shares covered by the Participant's Option that were Vested immediately prior to that disability. Such Option of the permanently disabled Participant may be exercised during the period the Option would have been exercisable if the permanently disabled Participant had not been permanently disabled and had remained in employment.

     Exercise Upon Death. Unless otherwise provided in the terms of an Option, if a Participant's continuous employment shall terminate by reason of his death, then to the extent that the Participant would have been entitled to exercise the Option immediately prior to his death. Such Option of the deceased Participant may be exercised during the period the Option would have been exercisable if the deceased Participant had not died and had remained in employment, by the person or persons (including his estate) to whom his rights under such Option shall have passed by will or by laws of descent and distribution.

     ADJUSTMENTS. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Committee in the number and kind of shares for which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustment in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

     In the event of a Change in Control, any Option under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than ninety (90) days' written notice of the date so fixed shall be given to each Participant, and each such Participant shall have the right during such period to exercise any of his or her Options as to all or any part of the shares covered thereby including shares as to which such Options would not otherwise be exercisable by reason of any insufficient lapse of time.

     Adjustment and determinations under this Section 10 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

     CHANGE OF CONTROL. Notwithstanding any other Plan provisions or grant term, in the event of a Change of Control, all Options granted hereunder shall become Vested and exercisable regardless of the number of years that have passed since the Date of Grant.

     AMENDMENT AND TERMINATION. Unless the Plan shall theretofore have been terminated as hereinafter provided, it shall terminate on, and no Option shall be granted thereunder after the tenth (10th) anniversary of the Effective Date. The Board may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, or to conform to any change in any law or regulation applicable thereto, including (a)
     increasing the maximum number of shares to which Options may be granted under the Plan, subject to shareholder approval, (b) changing the class of employees eligible to be granted or Options may be exercised, or (d) providing for the administration of the Plan in a manner which may avoid, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affecting the rights of such Participant under such grant.

     RESTRICTIONS ON ISSUING SHARES. The transfer of a share of Common Stock upon the exercise of each Option shall be subject to the condition that if at any time the Corporation shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration or qualification of any shares otherwise deliverable upon any securities exchange or under any state or federal law, or that the consent or approval of such regulatory body, is necessary or desirable as a condition, of, or in connection with, such transfer of shares pursuant thereto, then in any such event, such transfer shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained under conditions acceptable to the Corporation.

     USE OF PROCEEDS. The proceeds received from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Corporation's general funds and used for general corporate purposes.

     INDEMNIFICATION  OF  COMMITTEE.   In  addition  to  such  other  rights  of
     indemnification as they may have as members of the Board or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against all costs and expenses reasonable incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan, or any Option and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of bad faith. Upon the institution of any such action, suit, or proceeding, a Committee member shall notify the Corporation in writing, giving an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle it on his own behalf.

     EFFECTIVENESS OF THE PLAN. The Plan shall become effective as of the Effective Date. Options may be granted to Participants prior to such date, but the ability to exercise all such Options from such grant shall be conditioned upon such approval and advice.

     MISCELLANEOUS. Employment Not Affected. Neither the granting of an Option nor its exercise shall be construed as granting to the Participant any right with respect to continuance of his employment with the Corporation or its subsidiaries. Except as may otherwise be limited by a written agreement between the Corporation or its subsidiaries and the Participant, the right of the Corporation or its subsidiaries to terminate at will the
     Participant's employment with it at any time (whether by dismissal, discharge, retirement, or otherwise) is specifically reserved by the Corporation or its subsidiaries as the employer or on behalf of the employer (whichever the case may be) and acknowledged by the Participant.

     Notice. Any notice to the Corporation provided for in this instrument shall be addressed to it in care of its President at its principal office in West Virginia, and any notice to the Participant shall be addressed to the Participant at the current address shown on the payroll records of the Corporation. Any notice shall be deemed to be duly given if and when properly addressed and posed by registered or certified mail, postage prepaid.


     SOUTH BRANCH VALLEY BANCORP, INC.


     By: /s/ H. Charles Maddy, III
     -----------------------------
     H. Charles Maddy, III
     President



                                              Attest: /s/ Carol A. Riggleman
                                                      ----------------------

                                              Title:  Assistant Secretary
                                                      ---------------------

                                                                Exhibit 5
                                                                Exhibit 23.1



             [BOWLES RICE MCDAVID GRAFF & LOVE P.L.L.C Letterhead]

                               September 5, 2002


H. Charles Maddy, III, President
Summit Financial Group, Inc.
310 North Main Street
Moorefield, West Virginia  26836

     Re:      Form S-8 Registration Statement

Ladies and Gentlemen:

     This opinion is rendered in connection with the Form S-8 Registration Statement (the "Registration Statement") filed by Summit Financial Group, Inc. (the "Registrant") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 240,000 shares of common stock of Registrant, $2.50 par value ("Common Stock") issuable in connection with Registrant's Officer Stock Option Plan (the "Plan"), all as set forth in the Registration Statement.

     We are of the opinion that if all the conditions set forth in the Plan are satisfied, the Common Stock, when issued in connection with the Plan in accordance with the terms set forth therein will be duly authorized, validly issued, fully paid and nonassessable and will not be issued in violation of any preemptive rights of any shareholder of Registrant.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein.

                                         Very truly yours,

                                         BOWLES RICE McDAVID GRAFF & LOVE PLLC


                                         By:      /s/ Sandra M. Murphy
                                                  --------------------
                                                  Sandra M. Murphy

                                                                Exhibit 23.2



                     [ARNETT & FOSTER, P.L.L.C. Letterhead]




                          INDEPENDENT AUDITOR'S CONSENT


We consent to the incorporation by reference in this Registration Statement of Summit Financial Group, Inc. on Form S-8 of our report, dated February 8, 2002, included in and incorporated by reference in the Annual Report on Form 10-K of Summit Financial Group, Inc. for the year ended December 31, 2001.



                                            ARNETT & FOSTER, P.L.L.C.

                                            /s/ Arnett & Foster, P.L.L.C.



Charleston, WV
September 5, 2002